UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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GRAMERCY CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	April 16, 2007

You are invited to attend the annual meeting of stockholders of Gramercy Capital Corp. This year’s meeting will be held on Thursday, May 24, 2007 at 9:30 a.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

Stephen L. Green
Chairman of the Board

GRAMERCY CAPITAL CORP
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 24, 2007

The 2007 annual meeting of stockholders of Gramercy Capital Corp. will be held on Thursday, May 24, 2007 at 9:30 a.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the annual meeting, stockholders will vote upon the following proposals:

1.                To elect three Class III directors to serve until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified;

2.                To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.                To consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 20, 2007, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten calendar days prior to the annual meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at 420 Lexington Avenue, New York, New York 10170-1881. You may arrange to review this list by contacting our Secretary, Andrew S. Levine.

You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Directors,

Andrew S. Levine
Secretary

New York, New York
April 16, 2007

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

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GRAMERCY CAPITAL CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 24, 2007

We are sending this proxy statement and the enclosed proxy card to our stockholders on or about April 16, 2007, in connection with the solicitation of proxies by the Board of Directors of Gramercy Capital Corp. for use at the 2007 annual meeting of stockholders to be held on Thursday, May 24, 2007, at 9:30 a.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on March 20, 2007, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•       to vote upon the election of three Class III directors;

•       to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•       to consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 26,034,056 shares of common stock outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the Class III directors. The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm and the approval of any other matters properly presented at the meeting for stockholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the annual meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•       filing a written notice revoking the proxy with our Secretary at our address;

•       signing and forwarding to us a proxy with a later date; or

•       appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

We request that you complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. You may also attend the meeting in person and vote in person. If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted for the election of the nominees for the Class III directors named in this proxy statement and for ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the meeting.

What other information should I review before voting?

For your review, our 2006 annual report, including financial statements for the fiscal year ended December 31, 2006, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2006 annual report on our website at http://www.gramercycapitalcorp.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission, or SEC. You may also obtain a copy of our

Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention:  Investor Relations. The 2006 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co., Inc. At an aggregate estimated cost of $3,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

At the annual meeting, three directors will be elected to serve until the 2010 annual meeting and until their successors are duly elected and qualified. Our Nominating and Corporate Governance Committee has recommended Marc Holliday, Paul J. Konigsberg and Charles S. Laven to our Board of Directors as nominees for election to serve as Class III directors. These nominees are currently serving as Class III directors. Following the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Marc Holliday, Paul J. Konigsberg and Charles S. Laven to serve as Class III directors. Our Board anticipates that each nominee will serve, if elected, as a director. However, if any of the nominees are unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our Nominating and Corporate Governance Committee may recommend to our Board.

The Board of Directors unanimously recommends a vote “FOR” each Nominee.

Information Regarding the Nominees and the Continuing Directors

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a Class III director at the 2007 annual meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2008 and 2009, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class III Nominee Directors (terms expire in 2010)
Marc Holliday	40	2004
Paul J. Konigsberg	70	2004
Charles S. Laven	55	2004
Class I Continuing Directors (terms expire in 2008)
Hugh F. Hall	40	2004
Jeffrey E. Kelter	52	2004
Class II Continuing Directors (terms to expire in 2009)
Stephen L. Green	69	2004
Allan J. Baum	50	2004

Class III Nominees for Election—Terms to Expire in 2010

Marc Holliday. Mr. Holliday has been our President and Chief Executive Officer and one of our directors since August 2004. Mr. Holliday is also Chief Executive Officer, President and a director of SL Green Realty Corp., or SL Green (NYSE: SLG). He served as Chief Investment Officer of SL Green from July 1998, when he joined SL Green, through 2003 and was named its President and elected to its board of directors in 2001. Prior to joining SL Green, he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE: CT), a mezzanine finance company. While at Capital Trust, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including senior vice president at Capital Trust’s predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990.

Paul J. Konigsberg. Mr. Konigsberg has been one of our directors since August 2004. Mr. Konigsberg is a senior partner and president of Konigsberg Wolf and Co. PC, a New York-based accounting firm, and has held these positions for 20 years. Mr. Konigsberg is also on the board of directors and chairman of the audit committee of National Medical Health Card, a NASDAQ-listed company. Previously, Mr. Konigsberg served on the boards of directors of two New York Stock Exchange-listed companies, Savin Business Machines and Ipco Hospital Supplies. Mr. Konigsberg is the former treasurer and serves as a board member of the UJA Federation of New York and a member of the board of overseers and chairman of the finance committee of the Albert Einstein College of Medicine. Mr. Konigsberg is a member of the New York State Society of CPAs and The American Institute of Certified Public Accountants. Mr. Konigsberg received a B.A. degree in Business Administration from New York University in 1958, a LLB from Brooklyn Law School in 1961 and a LLM in taxation from the New York University Law School in 1965.

Charles S. Laven. Mr. Laven has been one of our directors since August 2004. Mr. Laven is president of Forsyth Street Advisors LLC, a New York based company specializing in real estate finance, municipal bonds and housing. From 1991 to 2003, Mr. Laven was a partner of Hamilton, Rabinovitz, & Alschuler, Inc., or HR&A, a financial, policy and management consulting firm focusing on complex housing finance, real estate, economic development and strategic planning problems. Prior to his twelve years with HR&A, Mr. Laven served as principal of Caine Gressel Midgley Slater Incorporated and, from 1981 to 1982, served as principal of Charles Laven and Associates. Mr. Laven also currently serves as chairman of the Urban Homesteading Assistance Board. Mr. Laven holds a B.S. degree in architectural design from the Massachusetts Institute of Technology. In 1981, Mr. Laven was a Loeb Fellow in Advanced Environmental Affairs at the Harvard University School of Design. Mr. Laven is an Adjunct Professor of Real Estate at Columbia University’s Graduate School of Architecture Planning and Preservation and has been a member of the faculty of Columbia University since 1981.

Class I Continuing Directors—Terms Expire in 2008

Hugh F. Hall. Mr. Hall has served as one of our directors and our Chief Operating Officer since August 2004. Mr. Hall has also been a Managing Director of our Manager, GKK Manager LLC, a subsidiary of SL Green (NYSE: SLG), since August 2004. From January 2004 until August 2004, he worked as an independent consultant advising SL Green on the development of our business plan. Before working with SL Green, Mr. Hall was a Managing Director at RBS Greenwich Capital from 2002 to 2003, where he was responsible for the structuring, pricing and distribution of mezzanine debt, preferred equity investments and other high yield structured debt interests. From 1996 to 2002, Mr. Hall was a director at Credit Suisse Securities (USA) LLC, or CS, where he established and ran the high yield private placement group, acting on behalf of principals and agents. While at CS, he developed a number of the practices now employed in the single asset high yield finance business, including the structuring of multiple tranches of mortgage and mezzanine debt and preferred equity in single transactions. Mr. Hall received two B.A. degrees from the University of Massachusetts, Amherst and a J.D. degree from Boston University.

Jeffrey E. Kelter. Mr. Kelter has served as one of our directors since August 2004. From 1997 to 2004, Mr. Kelter was President and Chief Executive Officer and a trustee of Keystone Property Trust, an industrial REIT. Keystone merged during the third quarter of 2004 with and into a joint venture between ProLogis and affiliates of investment companies managed by Eaton Vance Management. Mr. Kelter had been President and a trustee of Keystone from its formation in December 1997 and was appointed Chief Executive Officer in December 1998. He has over 20 years of experience in all phases of commercial real estate including development and third-party management. Prior to forming Keystone, he served as President and Chief Executive Officer of Penn Square Properties, Inc. in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. At Penn Square he developed, owned, managed and leased more than 4.5 million square feet of office and warehouse projects throughout the Pennsylvania and New Jersey markets. Mr. Kelter received a B.A. from Trinity College.

Class II Continuing Directors—Terms Expire in 2009

Stephen L. Green. Mr. Green has served as one of our directors and the chairman of our Board of Directors since August 2004. Mr. Green has served as Chairman of SL Green and member of the Executive Committee of its board of directors since 1997. Mr. Green was Chief Executive Officer of SL Green from 1997 until January 2004, when Marc Holliday was promoted to that position. Mr. Green founded SL Green’s predecessor, S.L. Green Properties, Inc., in 1980. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York’s Tax Committee. He also currently serves as a member on the board of directors of Street Squash. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School.

Allan J. Baum. Mr. Baum has served as one of our directors since August 2004. Mr. Baum retired from CS in 2002, where he was a Managing Director and head of the structured finance unit for commercial mortgage-backed securities. Prior to his ten years with CS, Mr. Baum served as a vice president in the Real Estate Investment Bank of Citicorp, and held positions in the tax-exempt housing finance and taxable mortgage finance areas of Merrill Lynch. Mr. Baum also currently serves as a director of Community Development Trust (a for-profit, mission-oriented REIT), NCB (formerly known as National Cooperative Bank), FSB and NCB Capital Impact Corporation (a not-for-profit affiliate of NCB). He previously served as vice president of the Commercial Mortgage Securities Association. Mr. Baum received a B.A. degree in Government/Urban Studies from Dartmouth College in 1978 and an MBA in Finance from Columbia University Graduate School of Business in 1983.

Biographical Information Regarding Executive Officers Who Are Not Directors

Robert R. Foley. Mr. Foley has served as our Chief Financial Officer since August 2004. Mr. Foley has also been a Managing Director of our Manager since August 2004. From May 2004 until August 2004, he worked as an independent consultant advising SL Green on the development of our business plan. Before working with SL Green, Mr. Foley was a Vice President in the Special Situations Group of Goldman, Sachs & Co., or Goldman, where from 2000 until 2004, he directed that firm’s principal investment activities in commercial real estate B notes, mezzanine loans, preferred equity and distressed debt. From 1997 to 2000, Mr. Foley was responsible at Goldman for the structuring, capital commitment, pricing and distribution of mezzanine debt, non-securitized commercial mortgage loans and loans to real estate investment trusts and real estate operating companies. From 1988 until 1997, Mr. Foley held a range of senior capital markets, principal investing and client relationship management roles with Bankers Trust Company and BT Securities Corporation (now Deutsche Bank) in New York and Los Angeles. From 1981 to 1986, Mr. Foley was an accountant and consultant in the San Francisco office of Touche, Ross & Co. (now Deloitte & Touche), an international independent public accounting firm. Mr. Foley earned B.A. degrees in Economics and Political Science from Stanford University in 1981, and an MBA from The Wharton School of the University of Pennsylvania in 1988. Mr. Foley is a certified public accountant. Mr. Foley is 47 years old.

Andrew Mathias. Mr. Mathias has served as our Chief Investment Officer since August 2004. Mr. Mathias has also been a Managing Director of our Manager since August 2004. Mr. Mathias joined SL Green (NYSE: SLG) in March 1999 as a Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer in January 2004. Prior to joining SL Green, from July 1998, Mr. Mathias was with New York-based Capital Trust (NYSE: CT), a mezzanine finance company. From June 1995 to July 1998, Mr. Mathias worked at Capital Trust’s predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. While there, he worked on a wide variety of real estate principal investments and advisory transactions, both on behalf of third party clients and for the firm’s own account. Mr. Mathias also worked on the high yield/restructuring desk at Bear Stearns and Co. Mr. Mathias received a B.S. degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 33 years old.

Gregory F. Hughes. Mr. Hughes has served as our Chief Credit Officer since August 2004. Mr. Hughes is also SL Green’s (NYSE:  SLG) Chief Financial Officer, responsible for finance, capital markets, investor relations and administration. Prior to joining SL Green in February 2004, from 2002 to 2003, Mr. Hughes was Managing Director and Chief Financial Officer of the private equity real estate group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a Partner and Chief Financial Officer of Fortress Investment Group. While at Fortress Investment Group, Mr. Hughes was actively involved in evaluating a broad range of real estate equity and structured finance investments and arranged various financings to facilitate acquisitions and fund recapitalizations. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, where he was responsible for the firm’s financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. While at Wellsford, Mr. Hughes was involved in numerous public and private debt and equity offerings. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received a B.S. degree in Accounting from the University of Maryland and is a certified public accountant. Mr. Hughes is 43 years old.

The Board of Directors and its Committees

Our Board of Directors presently consists of seven members. The Board has affirmatively determined that Messrs. Allan J. Baum, Jeffrey E. Kelter, Paul J. Konigsberg and Charles S. Laven, representing a majority of its members, are independent of our management, as such term is defined by the rules of the NYSE. Our Board of Directors held twenty meetings during fiscal year 2006. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2006 and each of the directors attended our 2006 annual Board of Directors’ meeting.

Audit Committee. We have a standing Audit Committee, consisting of Messrs. Konigsberg (chairman), Baum and Laven, each of whom is “independent” within the meaning of the rules of the NYSE and the U.S. Securities and Exchange Commission, or the SEC. The Board of Directors has  determined that Mr. Konigsberg is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. In 2005, our Board approved a written charter for our Audit Committee, a copy of which is available on our website at http://www.gramercycapitalcorp.com. Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement. Our Audit Committee held five meetings during fiscal year 2006. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2006.

Compensation Committee. We have a standing Compensation Committee, consisting of Messrs. Kelter (chairman), Baum and Laven, each of whom is “independent” within the meaning of the rules of the NYSE. Our Compensation Committee is responsible for, among other things:  (1) evaluating the performance of our chief executive officer and other executive officers; (2) evaluating the performance of our Manager; (3) reviewing the compensation and fees payable to our Manager under our management agreement; (4) administering the issuance of any award under our 2004 Equity Incentive Plan; and (5) reviewing the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Our Compensation Committee has retained SMG Advisory Group, an outside compensation consulting firm, or SMG, to provide it with relevant market data concerning the marketplace, our peer group and other compensation developments. See “Executive Compensation—Compensation Discussion and Analysis.”    Our Board approved a written charter for our Compensation Committee, a copy of which is available on our website at http://www.gramercycapitalcorp.com. Our Compensation Committee held three meetings during fiscal year 2006. Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2006.

Nominating and Corporate Governance Committee. We have a standing Nominating and Corporate Governance Committee, consisting of Messrs. Laven (chairman), Kelter and Konigsberg, each of whom is “independent” within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of stockholders, recommending to the Board the directors to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to our company and directing the Board in an annual review of its performance. Our Board approved a written charter for our Nominating and Corporate Governance Committee, a copy of which is available on our website at http://www.gramercycapitalcorp.com. Each of the committee members attended the one meeting held by our Nominating and Corporate Governance Committee during fiscal year 2006.

Investment Committee. We have a standing Investment Committee consisting of Messrs. Holliday (chairman), Green and Kelter. Our Investment Committee must unanimously approve all transactions involving investments of (i) $35 million or more with respect to whole loans, (ii) $30 million or more with respect to subordinate interests in whole loans and (iii) $20 million or more with respect to mezzanine loans, preferred equity and equity investments in commercial real estate properties net leased to tenants. Our Board must approve investments (i) over $75 million with respect to whole loans, (ii) over $65 million with respect to subordinate interests in whole loans, (iii) over $55 million with respect to mezzanine loans and (iv) over $50 million with respect to preferred equity and equity investments in commercial real estate properties net leased to tenants. Our Investment Committee held twenty meetings during fiscal year 2006, during which transactions pursuant to the then applicable investment limits were discussed.

Director Compensation*

Directors of our company who are not independent receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our independent directors during the fiscal year ended December 31, 2006:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Allan J. Baum	$75,000	$17,855	$6,757	$12,986	$112,598
Jeffrey E. Kelter.	$90,750	$17,855	$6,757	$8,690	$124,052
Paul J. Konigsberg	$77,250	$17,855	$6,757	$8,585	$110,447
Charles S. Laven	$78,000	$17,855	$6,757	$7,496	$110,108

*                      The columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)                Each of Messrs. Baum, Kelter, Konigsberg and Laven deferred $40,000, $71,250, $40,000 and $20,000, respectively, of his 2006 cash compensation pursuant to our Independent Directors’ Deferral Program. Deferred compensation includes annual fees, chairman fees and board and committee fees and is credited in the form of phantom stock units. Messrs. Baum, Kelter, Konigsberg and Laven received 1,622.88 units, 2,816.19 units, 1,622.87 units and 782.77 units, respectively, in connection with 2006 cash compensation each elected to defer.

(2)                Amounts shown do not reflect compensation actually received by the independent director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007. At December 31, 2006, the aggregate number of stock awards, including phantom stock units, outstanding was as follows:  Mr. Baum—7,850.94; Mr. Kelter—6,896.43; Mr. Konigsberg—5,709.63; and Mr. Laven—4,843.74.

(3)                Amounts shown do not reflect compensation actually received by the independent director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007. The full grant date fair value of the awards to each non-employee director calculated in accordance with FAS 123R is $9,075. At December 31, 2006, the aggregate number of option awards outstanding was as follows:  Mr. Baum—7,500; Mr. Kelter—7,500; Mr. Konigsberg—7,500; and Mr. Laven—7,500.

(4)                Represents the value of dividends paid in 2006 on the phantom stock units held by each independent director.

During the fiscal year ended December 31, 2006, each independent director received a fee in the amount of $40,000. Each independent director also received $1,500 for each meeting of our Board of Directors or a committee of our Board of Directors that he attended. The annual fee payable to our independent directors is payable quarterly, half in cash and half in restricted stock, as determined by our Compensation Committee, with each director having the option to elect to take additional amounts of stock in lieu of cash, up to the full amount or to elect to defer all or part of the annual fee pursuant to our Directors’ Deferral Program as described below. Any portion of the annual fee that a director elects to receive or defer in stock is made under our 2004 Equity Incentive Plan.

Each director who served as a committee chairman received an additional fee of $3,000, except that the chairman of our Audit Committee received an additional annual fee of $5,000, which fees are payable in cash, unless such chairman elects to defer all or part of such fees pursuant to our Directors’ Deferral Program. In addition, under our 2004 Equity Incentive Plan, each independent director is entitled to an annual grant of stock options to purchase 5,000 shares of common stock, which are priced at the close of business on the first business day in the year of grant, all of which vest on the date of grant. Each independent director was also entitled to an annual grant (reviewed annually) of 1,500 shares of restricted common stock pursuant to our 2004 Equity Incentive Plan, a third of which will vest on the first business day, one year from the date of grant, and each of the following two years, respectively, subject to the independent director being a member of our Board on the date such award is expected to vest. An independent director may elect to defer all or part of the annual stock grant pursuant to our Independent Directors’ Deferral Program. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Directors. We reimbursed our directors $1,465 for such expenses during 2006.

On March 16, 2005, our Board of Directors adopted the Directors’ Deferral Program for independent directors. Our independent directors may elect to defer up to 100% of their annual cash retainer fees, chairman fees, committee meeting fees and annual stock grant under the Directors’ Deferral Program. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom shares. Distributions on vested phantom shares shall be made in cash or, if elected by the director, in shares of common stock. Phantom shares will be settled by the transfer to the director of one share of commons stock for each phantom share, provided that the Compensation Committee at the time of the grant may provide that phantom shares may be settled (i) in cash at the applicable phantom share value, (ii) in cash or by transfer of shares of common stock as elected by the director or (iii) in cash or by transfer of shares of common stock as elected by us. Phantom shares will be settled on the first day of the month following the date on which the phantom shares vest, or at the election of the director, upon the earlier of such director’s termination of service, his death or change in control by us, as defined in the Directors’ Deferral Program.

For the 2007 fiscal year, our Board of Directors has approved the following changes in compensation received by our independent directors:  (i) the annual fee has been increased from $40,000 to $50,000; and (ii) the annual fee paid to the Chairman of our Audit Committee, the Chairman of our Compensation Committee and the Chairman of our Nominating and Corporate Governance Committee has increased to $7,500, $5,000 and $4,000, respectively. There are no additional changes to the fees and stock awards that each independent director is entitled to receive for the 2007 fiscal year.

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in April 2004 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees

Fees for audit services totaled approximately $875,800 in 2006 and $782,495 in 2005, of which $189,550 and $195,125 was attributable to Sarbanes-Oxley 404 planning and testing in 2006 and 2005. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include fees for public filings in connection with various investments and services relating to public filings in connection with our initial public offering, common stock offerings and certain other transactions. Audit fees also include fees for accounting research.

Audit-Related Fees

Fees for audit-related services totaled approximately $10,300 in 2006 and $18,000 in 2005. The audit-related services principally include fees for agreed-upon procedures projects.

Tax Fees

Ernst & Young LLP did not perform any services for us related to tax compliance, tax advice or  tax planning in 2006 and 2005.

All Other Fees

We did not incur fees in 2006 and 2005 for other services not included above.

Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2006 were pre-approved by our Audit Committee.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference in any such document.

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which was approved in 2004. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K/A for the year ended December 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Paul J. Konigsberg, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Our Audit Committee held five meetings during fiscal year 2006 (including non-management director sessions after certain of these meetings). The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting, except for Mr. Konigsberg. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact “independent.”

Submitted by our Audit Committee
Paul J. Konigsberg (chairman)
Allan J. Baum
Charles S. Laven

CORPORATE GOVERNANCE MATTERS

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE’s final corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of the “Investor Relations—Corporate Governance” page of our corporate website at http://www.gramercycapitalcorp.com to view or to obtain copies of our committee charters, code of business conduct and ethics, corporate governance principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of business conduct and ethics, corporate governance principles and director independence standards by directing your request in writing to Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards, which are certain additional categorical standards to assist in making determinations with respect to the independence of directors. Our Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC:  Messrs. Allan J. Baum, Jeffrey E. Kelter, Paul J. Konigsberg and Charles S. Laven. Our Board has determined that Messrs. Green, Holliday and Hall are not independent because they are also executive officers or officers of our company.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics as required by the listing standards of the NYSE that applies to our directors, executive officers and employees of our Manager. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees of our Manager in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company’s assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Konigsberg, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Konigsberg has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, who will forward such communications on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o Secretary, Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of our Board of Directors to attend each annual meeting of stockholders. None of our directors attended the annual meeting of stockholders held on May 17, 2006.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board of Directors and for recommending to the Board the director nominees to be considered for election at our annual meetings of stockholders.

In making recommendations to our Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company and the extent to which the candidate generally would be a desirable addition to the Board of Directors and any of its committees.

Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Independent Directors

In accordance with the Corporate Governance Guidelines, the independent directors serving on our Board of Directors generally meet in executive session after each regularly scheduled meeting of the Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2006 fiscal year, as well as the other individuals included in the “Summary Compensation Table” on page 21, are referred to as the “named executive officers,” or our “executives.”

Objectives of Our Compensation Program

We have no employees. We are managed by GKK Manager LLC, or our Manager, pursuant to a management agreement between our Manager and us. All of our named executive officers are employees of our Manager or one of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our named executive officers (other than potential tax gross-up payments) and we do not currently intend to adopt any policies with respect thereto. However, our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options or performance awards to our named executive officers pursuant to our 2004 Equity Incentive Plan or our 2005 Outperformance Plan, as applicable. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to time based vesting requirements designed to promote the retention of management and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

Setting Executive Compensation

Our Manager or its affiliates, including SL Green Realty Corp., determine the levels of base salary and cash incentive compensation that may be earned by our named executive officers, based on the time required for the performance of the duties of our Manager under the management agreement, the performance of other duties for our Manager or its affiliates, including SL Green Realty Corp., and such other factors as our Manager may determine are appropriate. Our Manager or its affiliates, including SL Green Realty Corp.,  also determine whether and to what extent our named executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Cash compensation paid to our named executive officers is paid, in part, by our Manager or its affiliates, including SL Green Realty Corp., from the fees paid by us to our Manager under the management agreement. We do not control how such fees are allocated by our Manager to its employees and have been advised by our Manager that none of our named executive officers is entitled to any part of such fees, except as may be determined by our Manager in its discretion or by ownership interests in our Manager that certain of our named executive officers own. For a description of our management agreement, see “Certain Relationships and Related Transactions—Management Agreement.”

Our Compensation Committee determines equity compensation for our named executive officers and is comprised of three independent directors, Jeffrey E. Kelter (Chairman), Allan J. Baum and Charles S. Laven. Our Compensation Committee exercises independent discretion in respect of equity compensation matters and administers our 2004 Equity Incentive Plan (including reviewing and approving equity grants to our executives pursuant to this plan). Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://www.gramercycapitalcorp.com.

Our Compensation Committee has retained SMG Advisory Group, an outside compensation consulting firm, or SMG. SMG provides our Compensation Committee and Chief Executive Officer with relevant market data concerning the marketplace, our peer group and other compensation developments. SMG regularly participates in Committee meetings and meets with our named executive officers. Our Compensation Committee has the authority to replace SMG or hire additional consultants at any time. SMG also provides additional professional services to our company and receives market-based compensation with respect to these services.

Our Compensation Committee meets regularly during the year (three meetings in 2006) to evaluate executive performance against the goals and objectives set at the beginning of the year, to monitor market conditions in light of these goals and objectives, to solicit input from the compensation consultant on market practices and any new developments and to review our compensation practices. Our Compensation Committee makes regular reports to our Board of Directors.

What Our Compensation Program is Designed to Reward

Our Compensation Committee has designed our equity compensation program to enable our Manager to attract, motivate and retain talented individuals at our Manager, to link compensation to performance and to align the interests of our named executive officers with our stockholders. We expect our company to perform at the highest levels of the commercial mortgage REIT sector. Our Compensation Committee rewards the achievement of specific annual, long-term and strategic goals of both our company and the individual executive. Our Compensation Committee measures performance on an absolute basis against financial and other measures established at the beginning of the year and on a relative basis by comparing our company’s performance against other commercial mortgage REITs and against the mortgage REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria.

Measuring 2006 Performance

The following goals for our company, among others, were set for 2006:  (i) to enhance our direct origination platform, (ii) originate at least $1.0 billion of new investments, (iii) uphold our company’s credit discipline, (iv) to grow our net lease investment activity, (v) execute our second collateralized debt obligation, or CDO, (vi) grow our funds from operations, or FFO, and our earnings per share, or EPS, by 10% and (vii) increase our total assets to greater than $2.0 billion.

We achieved all of these objectives and many more. Particular emphasis was placed on our achieving a total return to stockholders (stock appreciation plus dividends paid), or TRS, of over 139% since our initial public offering, or IPO. From our IPO to December 31, 2006, our stock price went from $15.00 to $30.89 per share. Our company produced substantial value for its stockholders in 2005 and 2006, creating $862.0 million and $1.4 billion, respectively, of additional enterprise value. Our company also: (i) hired 13 new employees in New York and California at our Manager, (ii) originated or acquired $2.0 billion of new debt investments, (iii) held our weighted average last-dollar of exposure for our debt investments based on as-is appraised values relatively unchanged and had no credit defaults, (iv) added $117 million of net lease investments and monetized a net lease investment, (v) closed our second $1.0 billion CDO, (vi) increased FFO and net income for the year by 75% and 78%, respectively, and over the fourth quarter of 2005 by 58% and 67%, respectively, and (vii) increased our total assets to $2.8 billion.

Elements of Our Compensation Program and Why We Chose Each Element

As discussed above, because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our named executive officers do not receive cash compensation from us for serving as our executive officers. Our Compensation Committee may, however, choose to grant equity awards, which include restricted stock awards, stock options or performance awards made pursuant to our 2004 Equity Incentive Plan or our 2005 Outperformance Plan, as applicable. The vesting provisions of these equity awards (generally three to five years) are designed to act as a retention device and provide a strong incentive to the named executive officers to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions if the executive voluntarily leaves or is terminated with cause by our Manager or its affiliates pursuant to the employment agreement between the executive and our Manager or its affiliates. These provisions protect our interests by, among other things, providing a strong economic incentive for an executive to stay employed by our Manager or its affiliates. Additionally, restricted stock awards generally are accompanied by receipt of tax gross-up payments to avoid having the executive sell stock to satisfy the tax obligation created from this incentive award.

Our Compensation Committee also considers awards under our 2005 Outperformance Plan, which are designed to compensate our named executive officers upon the attainment of certain goals with respect to total return to stockholders, or TRS, and to encourage our executives to “outperform” and to create stockholder value in excess of industry expectations in a “pay for performance” structure. Awards under our 2005 Outperformance Plan are made in the form of partnership or LTIP Units that may ultimately become exchangeable for shares of our common stock or cash, at our election. Our Compensation Committee approved the LTIP Units granted in 2005 under our 2005 Outperformance Plan, that may ultimately become exchangeable for shares of our common stock or cash, at our election, and will not be entitled to distributions until after the performance pool, or minimum performance pool, is established. These awards were granted prior to the determination of the performance pool but will not be earned and/or vest until the satisfaction of performance and other thresholds, and will not be entitled to distributions until after certain performance pools are established. The result of the structure of our 2005 Outperformance Plan is to tie an executive’s equity compensation to creation of stockholder value and continued employment with our Manager or its affiliates over a long-term basis. It also provides the executive an added incentive to maximize the value of our stock long after the achievement of the performance that triggered the award.

All stock options are priced in accordance with the terms of our 2004 Equity Incentive Plan and are based on the price of our company’s common stock at the close of business on the day prior to the date of grant. We do not coordinate grants of options so that they are made before the announcement of favorable information or after the announcement of unfavorable information.

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

Our compensation program seeks to reward our named executive officers for superior performance, which, in combination with compensation received from our Manager or its affiliates, is competitive with the compensation paid to named executive officers at commercial mortgage REITs and other private commercial real estate investors in the New York City commercial real estate market, while closely aligning the interests of our named executive officers with the interests of our stockholders. In making equity compensation decisions, our Compensation Committee considers various measures of company and industry performance, including (i) TRS (over the prior one-, two- and three-year periods), (ii) growth in FFO per share, (iii) growth in dividends per share and (iv) certain material corporate events consummated during the applicable fiscal year. Consistent with this approach, our Compensation Committee grants equity awards to our named executive officers to reward our executives for achievement of financial and other performance (both company and individual based) during the last completed fiscal year. Our Compensation Committee also makes these awards to act as a retention pool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our named executive officers with those of our stockholders. Through the elements of our compensation program, our Compensation Committee seeks to maintain a competitive equity compensation package for each executive, while being sensitive to our fiscal year budget and the impact of share dilution in making such compensation payments.

Other Matters

Tax and Accounting Treatment.   Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2006, a portion of which may be nondeductible under the limitations set forth in Section 162(m). Our Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

Beginning on August 2, 2004 we began accounting for stock-based payments through our equity incentive plans, including our Outperformance Plans, in accordance with the requirements of Statement of Financial Accounting Standards No. 123-R.

Adjustments for Certain Items.   Our Compensation Committee has not considered whether it would attempt to recover compensation awards or payments based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of such awards or payments that should have been made or paid under applicable criteria.

Other Policies

We do not have any policy in place regarding minimum ownership requirements for either our executive officers or directors. We do not have any policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this  annual proxy statement.

Submitted by our Compensation Committee
Jeffrey E. Kelter (Chairman)
Allan J. Baum
Charles S. Laven

Summary Compensation Table*

Because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our executive officers, who are employees of our Manager, generally do not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our Manager, or its affiliates, under the terms of the management agreement, they devote all or a portion of their time to our affairs as is required for the performance of the duties of our Manager.

Our Manager has informed us that, because the services to be performed by its officers or employees in those capacities as such may not be performed exclusively for us, it may not be able to segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Manager or its affiliates, including SL Green, that relates to their services to us. Our Manager or its affiliates, including SL Green, compensate each of our executive officers. Our Manager has entered into four-year employment agreements with each of the managing directors who are not also employees of SL Green. Each employment agreement includes standard non-compete provisions which extend for 12 months after termination of employment as well as other restrictive covenants.

We may from time to time, at the discretion of the Compensation Committee, grant shares of our common stock or options to purchase shares of our common stock to our executive officers pursuant to the 2004 Equity Incentive Plan.

The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our chief executive officer, chief financial officer and each of our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006 (collectively, the “named executive officers”). It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Internal Revenue Code.

Name And Principal Position	Year	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Marc Holliday	2006	$720,439	$19,131	$503,600	$1,243,170
Chief Executive Officer, President
Hugh F. Hall	2006	$487,835	$21,810	$125,900	$635,545
Chief Operating Officer
Robert R. Foley	2006	$442,569	$23,417	$50,360	$516,346
Chief Financial Officer
Andrew Mathias	2006	$530,455	$16,274	$369,300	$916,029
Chief Investment Officer
Gregory F. Hughes	2006	$292,071	$10,050	$235,000	$537,121
Chief Credit Officer

*                      The columns for “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)                Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for stock awards (which consist of restricted stock awards and awards made pursuant to our 2005 Outperformance Plan, some of which were made in prior years) as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007.

(2)                Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by our company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A  for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007.

(3)                Represents the cash payments made with respect to tax payments due on the restricted stock awards to the named executive officers.

Grants of Plan-Based Awards

No stock awards or option awards were granted to the named executive officers during the fiscal year ended December 31, 2006.

Outstanding Equity Awards

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Marc Holliday	25,000	(1)	25,000	(1)	—	$15.00	08/02/2014	—		—	—		—
	8,333	(2)	16,667	(2)	—	$19.85	04/20/2015	—		—	—		—
	—		—		—	—	—	25,000	(3)	$772,250	—		—
	—		—		—	—	—	—		—	403,225.50	(4)	$12,455,635
Hugh F. Hall	—		62,500	(5)	—	$15.00	08/02/2014	—		—	—		—
	—		16,667	(6)	—	$19.85	04/20/2015	—		—	—		—
	—		—		—	—	—	12,500	(7)	$386,125	—		—
	—		—		—	—	—	—		—	362,902.50	(4)	$11,210,058
Robert R. Foley	35,000	(8)	70,000	(8)	—	$15.00	08/02/2014	—		—	—		—
	8,333	(9)	16,667	(9)	—	$19.85	04/20/2015	—		—	—		—
	—		—		—	—	—	5,000	(10)	$154,450	—		—
	—		—		—	—	—	—		—	362,902.50	(4)	$11,210,058
Andrew Mathias	18,333	(11)	18,334	(11)	—	$15.00	08/02/2014	—		—	—		—
	8,333	(12)	16,667	(12)	—	$19.85	04/20/2015	—		—	—		—
	—		—		—	—	—	18,334	(13)	$566,317	—		—
	—		—		—	—	—	—		—	241,936.50	(4)	$7,473,418
Gregory F. Hughes	11,667	(14)	11,667	(14)	—	$15.00	08/02/2014	—		—	—		—
	5,000	(15)	10,000	(15)	—	$19.85	04/20/2015	—		—	—		—
	—		—		—	—	—	11,667	(16)	$360,383	—		—
	—		—		—	—	—	—		—	100,807.50	(4)	$3,113,943

             (1)  Includes an option award granted on 08/02/2004, which vests in three equal annual installments.

             (2)  Includes an option award granted on 04/20/2005, which vests in three equal annual installments.

             (3)  Includes restricted stock awards granted on 08/02/2004, which vests in three equal annual installments.

             (4)  Represents the number of LTIP Units initially issued to the named executive officer pursuant to our 2005 Outperformance Plan. These LTIP Units have been granted prior to the determination of the performance pool, and they will only vest upon satisfaction of performance and other thresholds contained in our 2005 Outperformance Plan, and will not be entitled to distributions until after the performance pool, or minimum performance pool, is established. Each participant’s award under our 2005 Outperformance Plan is designated as a specified percentage of the aggregate performance pool to be allocated to such participant. The specified percentages for the named executive officers are as follows:  Mr. Holliday (26.8817%); Mr. Hall (24.1935%); Mr. Foley (24.1935%); Mr. Mathias (16.1291%); and Mr. Hughes (6.7205%). For a discussion of our 2005 Outperformance Plan, see “—Our Outperformance Plan.”

             (5)  Includes an option award granted on 08/02/2004, which vests in four equal annual installments.

             (6)  Includes an option award granted on 04/20/2005, which vests in three equal annual installments.

             (7)  Includes restricted stock awards granted on 08/02/2004, which vests in four equal annual installments.

             (8)  Includes an option award granted on 08/02/2004, which vests in four equal annual installments.

             (9)  Includes an option award granted on 04/20/2005, which vests in three equal annual installments.

        (10)  Includes restricted stock awards granted on 08/02/2004, which vests in four equal annual installments.

        (11)  Includes an option award granted on 08/02/2004, which vests in three equal annual installments.

        (12)  Includes an option award granted on 04/20/2005, which vests in three equal annual installments.

        (13)  Includes restricted stock awards granted on 08/02/2004, which vests in three equal annual installments.

        (14)  Includes an option award granted on 08/02/2004, which vests in three equal annual installments.

        (15)  Includes an option award granted on 04/20/2005, which vests in three equal annual installments.

        (16)  Includes restricted stock awards granted on 08/02/2004, which vests in three equal annual installments.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Marc Holliday	—	—	25,000	$637,500
Hugh F. Hall	39,583	$476,842	6,250	$159,375
Robert R. Foley	—	—	2,500	$63,750
Andrew Mathias	—	—	18,333	$467,500
Gregory F. Hughes	—	—	11,667	$297,500

(1)                Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)                Amounts reflect the market value of the stock on the day the stock vested.

Pension Benefits

Our named executive officers received no benefits in fiscal year 2006 from us under defined pension or defined contribution plans. See “—Summary Compensation Table.”

Nonqualified Deferred Compensation

Our company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

General

The named executive officers are employees of our Manager and/or SL Green and therefore we generally have no obligation to pay a named executive officer any form of compensation upon such officer’s termination of employment, except with respect to the award agreements made under the 2005 Long-Term Outperformance Program and the restricted stock award and option award agreements entered into between the named executive officers and our company pursuant to the 2004 Equity Incentive Plan. This section of the proxy statement describes the material terms of each named executive’s 2005 Long-Term Outperformance Program Award Agreement, Restricted Stock Award Agreement and Option Award Agreements and provides the amount of compensation that would be paid to each named executive officer by us in the event of termination of each named executive officer by our Manager or SL Green, as applicable. The amount of compensation payable to each named executive officer upon termination of the executive officer (i) by our Manager or SL Green, as applicable, without “Cause,” (ii) by the named executive officer with “Good Reason,” (iii) in the event of death or “Disability” of the named executive officer or (iv) in connection with a “Change of Control” of our company (each, a “Triggering Event”) is described below. The following discussion assumes such termination was effective as of December 31, 2006 and are estimates of amounts that would be paid out in such circumstances. The actual amounts to be paid out can only be determined at the time of termination of such officer from our Manager or SL Green, as applicable.

2005 Long-Term Outperformance Program Award Agreements

Awards made under our Outperformance Plan have time-based vesting requirements with significant back-end vesting after the achievement of the performance metrics. We have designed these awards in this manner to encourage retention and continued performance. Certain of the termination and change of control provisions described below result in significant payments in the event of certain termination events or a change of control. As a result, the executive would suffer a material economic forfeiture should the executive cease to be an officer of our company.

Marc Holliday.   Mr. Holliday entered into the 2005 Long-Term Outperformance Program Award Agreement with our company and GKK Capital LP (the “Operating Partnership”), our subsidiary, on December 14, 2005. Pursuant to the agreement, Mr. Holliday was granted a total of 403,225.50 LTIP partnership units (“LTIP Units”) in the Operating Partnership. If Mr. Holliday ceases to be an officer of our company due to (i) termination by our company of our Manager as the external manager and advisor of our company, (ii) a termination without Cause by us or (iii) resignation by Mr. Holliday as a result of termination without Cause by SL Green or he resigns from SL Green with Good Reason, he will be treated for all purposes, including vesting of the LTIP Units, as if he had remained as an officer of our company for 12 months after the date of termination. Since the measurement date under the 2005 Outperformance Plan had not occurred as of December 31, 2006 and 50% of the LTIP Units will vest on the first anniversary of the measurement date and the remaining 50% will vest on the second anniversary of the measurement date, Mr. Holliday will receive no value from the Triggering Event unless there is a Change of Control within 12 months of such termination. All unvested LTIP Units that have not been previously forfeited will vest immediately upon the occurrence of such Change of Control and a measurement date will be created upon the occurrence of such Change of Control. In the event Mr. Holliday ceases to be an officer of our company as a result of his death or Disability, all of the LTIP Units will automatically and immediately vest and a measurement date will be created as if a Change of Control occurred. The accelerated vesting of the LTIP Units and resulting creation of a measurement date in connection with a Change of Control, death or Disability results in a total value to be received of $9,113,911. If Mr. Holliday is terminated for any other reason, all of the unvested LTIP Units will automatically and immediately be forfeited.

Hugh F. Hall.   Mr. Hall entered into the 2005 Long-Term Outperformance Program Award Agreement with our company and the Operating Partnership on December 14, 2005. Pursuant to the agreement, Mr. Hall was granted a total of 362,902.50 LTIP Units in the Operating Partnership. If Mr. Hall ceases to be an officer of our company due to (i) termination by our company of our Manager as the external manager and advisor of our company, (ii) a termination without Cause by us or (iii) resignation by Mr. Hall as a result of termination without Cause by our Manager or he resigns from our Manager with Good Reason, he will be treated for all purposes, including vesting of the LTIP Units, as if he had remained as an officer of our company for 12 months after the date of termination. Since the measurement date under the 2005 Outperformance Plan had not occurred as of December 31, 2006 and 50% of the LTIP Units will vest on the first anniversary of the measurement date and the remaining 50% will vest on the second anniversary of the measurement date, Mr. Hall will receive no value from the Triggering Event unless there is a Change of Control within 12 months of such termination. All unvested LTIP Units that have not been previously forfeited will vest immediately upon the occurrence of such Change of Control and a measurement date will be created upon the occurrence of such Change of Control. In the event Mr. Hall ceases to be an officer of our company as a result of his death or Disability, all of the LTIP Units will automatically and immediately vest and a measurement date will be created as if a Change of Control occurred. The accelerated vesting of the LTIP Units and resulting creation of a measurement date in connection with a Change of Control, death or Disability results in a total value to be received of $8,202,582. If Mr. Hall is terminated for any other reason, all of the unvested LTIP Units will automatically and immediately be forfeited.

Robert R. Foley.   Mr. Foley entered into the 2005 Long-Term Outperformance Program Award Agreement with our company and the Operating Partnership on December 14, 2005. Pursuant to the agreement, Mr. Foley was granted a total of 362,902.50 LTIP Units in the Operating Partnership. If Mr. Foley ceases to be an officer of our company due to (i) termination by our company of our Manager as the external manager and advisor of our company, (ii) a termination without Cause by us or (iii) resignation by Mr. Foley as a result of termination without Cause by our Manager or he resigns from our Manager with Good Reason, he will be treated for all purposes, including vesting of the LTIP Units, as if he had remained as an officer of our company for 12 months after the date of termination. Since the measurement date under the 2005 Outperformance Plan had not occurred as of December 31, 2006 and 50% of the LTIP Units will vest on the first anniversary of the measurement date and the remaining 50% will vest on the second anniversary of the measurement date, Mr. Foley will receive no value from the Triggering Event unless there is a Change of Control within 12 months of such termination. All unvested LTIP Units that have not been previously forfeited will vest immediately upon the occurrence of such Change of Control and a measurement date will be created upon the occurrence of such Change of Control. In the event Mr. Foley ceases to be an officer of our company as a result of his death or Disability, all of the LTIP Units will automatically and immediately vest and a measurement date will be created as if a Change of Control occurred. The accelerated vesting of the LTIP Units and resulting creation of a measurement date in connection with a Change of Control, death or Disability results in a total value to be received of $8,202,582. If Mr. Foley is terminated for any other reason, all of the unvested LTIP Units will automatically and immediately be forfeited.

Andrew Mathias.   Mr. Mathias entered into the 2005 Long-Term Outperformance Program Award Agreement with our company and the Operating Partnership on December 14, 2005. Pursuant to the agreement, Mr. Mathias was granted a total of 241,936.50 LTIP Units in the Operating Partnership. If Mr. Mathias ceases to be an officer of our company due to (i) termination by our company of our Manager as the external manager and advisor of our company, (ii) a termination without Cause by us or (iii) resignation by Mr. Mathias as a result of termination without Cause by SL Green or he resigns from SL Green with Good Reason, he will be treated for all purposes, including vesting of the LTIP Units, as if he had remained as an officer of our company for 12 months after the date of termination. Since the measurement date under the 2005 Outperformance Plan had not occurred as of December 31, 2006 and 50% of the LTIP Units will vest on the first anniversary of the measurement date and the remaining 50% will vest on the second anniversary of the measurement date, Mr. Mathias will receive no value from the Triggering Event unless there is a Change of Control within 12 months of such termination. All unvested LTIP Units that have not been previously forfeited will vest immediately upon the occurrence of such Change of Control and a measurement date will be created upon the occurrence of such Change of Control. In the event Mr. Mathias ceases to be an officer of our company as a result of his death or Disability, all of the LTIP Units will automatically and immediately vest and a measurement date will be created as if a Change of Control occurred. The accelerated vesting of the LTIP Units and resulting creation of a measurement date in connection with a Change of Control, death or Disability results in a total value to be received of $5,468,422. If Mr. Mathias is terminated for any other reason, all of the unvested LTIP Units will automatically and immediately be forfeited.

Gregory F. Hughes.   Mr. Hughes entered into the 2005 Long-Term Outperformance Program Award Agreement with our company and the Operating Partnership on December 14, 2005. Pursuant to the agreement, Mr. Hughes was granted a total of 100,807.50 LTIP Units in the Operating Partnership. If Mr. Hughes ceases to be an officer of our company due to (i) termination by our company of our Manager as the external manager and advisor of our company, (ii) a termination without Cause by us or (iii) resignation by Mr. Hughes as a result of termination without Cause by SL Green or he resigns from SL Green with Good Reason, he will be treated for all purposes, including vesting of the LTIP Units, as if he had remained as an officer of our company for 12 months after the date of termination. Since the measurement date under the 2005 Outperformance Plan had not occurred as of December 31, 2006 and 50% of the LTIP Units will vest on the first anniversary of the measurement date and the remaining 50% will vest on the second anniversary of the measurement date, Mr. Hughes will receive no value from the Triggering Event unless there is a Change of Control within 12 months of such termination. All unvested LTIP Units that have not been previously forfeited will vest immediately upon the occurrence of such Change of Control and a measurement date will be created upon the occurrence of such Change of Control. In the event Mr. Hughes ceases to be an officer of our company as a result of his death or Disability, all of the LTIP Units will automatically and immediately vest and a measurement date will be created as if a Change of Control occurred. The accelerated vesting of the LTIP Units and resulting creation of a measurement date in connection with a Change of Control, death or Disability results in a total value to be received of $2,278,523. If Mr. Hughes is terminated for any other reason, all of the unvested LTIP Units will automatically and immediately be forfeited.

Restricted Stock Award Agreements

Marc Holliday.   Mr. Holliday received a grant of 75,000 shares of restricted stock on August 2, 2004, which vest in three equal annual installments beginning on June 30, 2005. As of December 31, 2006, 50,000 shares of restricted stock have been vested. If Mr. Holliday is terminated by SL Green for Cause, or by him without Good Reason, all of the unvested restricted stock (25,000 shares) will terminate or expire upon such termination of employment. In the event Mr. Holliday is terminated by SL Green without Cause, or by him with Good Reason, all of his unvested restricted stock (25,000 shares) will fully vest on the date of termination. In addition, Mr. Holliday will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $1,081,150. If Mr. Holliday is terminated in connection with a Change of Control, all of the unvested restricted stock (25,000 shares) will fully vest on the date of termination. In addition, he will received a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $1,081,150. If Mr. Holliday is terminated due to Disability, (i) any portion of restricted stock that would otherwise vest during the six-month period following the date of termination will vest on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unvested restricted stock (25,000 shares) that otherwise would become vested on such date will be vested on the date of termination. In addition, he will received a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $1,081,150.

Hugh F. Hall.   Mr. Hall received a grant of 25,000 shares of restricted stock on August 2, 2004, which vest in four equal annual installments beginning on June 30, 2005. As of December 31, 2006, 12,500 shares of restricted stock have been vested. If Mr. Hall’s employment is terminated other than by him without Good Reason, other than by our Manager for Cause, and other than by reason of death or Disability, any issued but unvested restricted stock (12,500 shares) would otherwise become vested during the two-year period following Mr. Hall’s termination will become vested on the date of termination. The value of such acceleration is $386,125 based on the price of $30.89 per share of our common stock on December 31, 2006. In the event Mr. Hall’s employment is terminated by our Manager for Cause or by him without Good Reason, all unvested restricted stock (12,500 shares) will automatically be forfeited. If Mr. Hall is terminated due to his death or Disability, (i) any portion of restricted stock that would otherwise vest during the six-month period following the date of termination will vest on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unvested restricted stock (6,250 shares) that otherwise would become vested on such date will be vested on the date of termination. The value of such acceleration is $193,063 based on the price of $30.89 per share of our common stock on December 31, 2006.

Robert R. Foley.   Mr. Foley received a grant of 10,000 shares of restricted stock on August 2, 2004, which vest in four equal annual installments beginning on June 30, 2005. As of December 31, 2006, 5,000 shares of restricted stock have been vested. If Mr. Foley’s employment is terminated other than by him without Good Reason, other than by our Manager for Cause, and other than by reason of death or Disability, any issued but unvested restricted stock (5,000 shares) would otherwise become vested during the two-year period following Mr. Foley’s termination will become vested on the date of termination. The value of such acceleration is $154,450 based on the price of $30.89 per share of our common stock on December 31, 2006. In the event Mr. Foley’s employment is terminated by our Manager for Cause or by him without Good Reason, all unvested restricted stock (5,000 shares) will automatically be forfeited. If Mr. Foley is terminated due to his death or Disability, (i) any portion of restricted stock that would otherwise vest during the six-month period following the date of termination will vest on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unvested restricted stock (2,500 shares) that otherwise would become vested on such date will be vested on the date of termination. The value of such acceleration is $77,225 based on the price of $30.89 per share of our common stock on December 31, 2006.

Andrew Mathias.   Mr. Mathias received a grant of 55,000 shares of restricted stock on August 2, 2004, which vest in three equal annual installments beginning on June 30, 2005. As of December 31, 2006, 36,666 shares of restricted stock have been vested. If Mr. Mathias is terminated by SL Green for Cause or by him without Good Reason, all of the unvested restricted stock (18,334 shares) will terminate or expire upon such termination of employment. In the event Mr. Mathias is terminated by SL Green without Cause, or by him with Good Reason, all of his unvested restricted stock (18,334 shares) will fully vest on the date of termination. In addition, Mr. Mathias will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $792,872. If Mr. Mathias is terminated in connection with a Change of Control, all of the unvested restricted stock (18,334 shares) will fully vest on the date of termination. In addition, he will received a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $792,872. If Mr. Mathias is terminated due to death or Disability, (i) any portion of restricted stock that would otherwise vest during the six-month period following the date of termination will vest on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unvested restricted stock (18,334 shares) that otherwise would become vested on such date will be vested on the date of termination. In addition, he will received a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $792,872.

Gregory F. Hughes.   Mr. Hughes received a grant of 35,000 shares of restricted stock on August 2, 2004, which vest in three equal annual installments beginning on June 30, 2005. As of December 31, 2006, 23,332 shares of restricted stock have been vested. If Mr. Hughes is terminated by SL Green for Cause, or by him without Good Reason, all of the unvested restricted stock (11,668 shares) will terminate or expire upon such termination of employment. In the event Mr. Hughes is terminated by SL Green without Cause, or by him with Good Reason, all of his unvested restricted stock (11,668 shares) will fully vest on the date of termination. In addition, Mr. Hughes will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $504,551. If Mr. Hughes is terminated in connection with a Change of Control, all of the unvested restricted stock (11,668 shares) will fully vest on the date of termination. In addition, he will received a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $504,551. If Mr. Hughes is terminated due to death or Disability, (i) any portion of restricted stock that would otherwise vest during the six-month period following the date of termination will vest on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unvested restricted stock (11,668 shares) that otherwise would become vested on such date will be vested on the date of termination. In addition, he will received a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $504,551.

Option Award Agreements

Marc Holliday.   Mr. Holliday received an option to purchase 75,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, which vest in three equal annual installments beginning on June 30, 2005. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, which also vest in three equal annual installments beginning on April 20, 2006. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2006, options to purchase 58,333 shares of our common stock have been vested. If Mr. Holliday is terminated by SL Green for Cause, or by Mr. Holliday without Good Reason, all unexercised and unvested options will terminate and expire on the date of termination. In the event Mr. Holliday is terminated by SL Green without Cause, or by him with Good Reason, all of his unvested stock options (41,667 shares) will fully vest on the date of termination resulting in total value to be received of $581,254. Any unexercised stock options granted to Mr. Holliday shall remain exercisable until the second January 2 following the date of termination, or, if earlier, the expiration of the initial applicable term stated at the time of the grant. If Mr. Holliday is terminated in connection with a Change of Control, all of the unvested stock options (41,667 shares) will fully vest on the date of termination resulting in a total value to be received of $581,254. If Mr. Holliday is terminated due to Disability, (i) any portion of stock options that would otherwise become exercisable during the six-month period following the date of termination will become exercisable on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unexercisable stock options (33,333 shares) that otherwise would become exercisable on such date will be exercisable on the date of termination resulting in a total value to be received of $489,246. Furthermore, upon such disability, any vested unexercised stock options granted to Mr. Holliday shall remain vested and exercisable until the earlier of (i) the date on which the term of such stock options otherwise would have expired, or (ii) the second January 1 after the date of termination due to his disability. If Mr. Holliday’s employment is terminated by reason of death, no acceleration of vesting will occur with respect to the stock options granted in August 2, 2004 and April 20, 2005. However, upon his death, any vested unexercised stock options granted to Mr. Holliday (58,333 shares) shall remain vested and exercisable until the earlier of (i) the date on which the term of such stock options otherwise would have expired, or (ii) the second January 1 after the date of the termination due to his death.

Hugh F. Hall.   Mr. Hall received an option to purchase 125,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, which vest in four equal annual installments beginning on June 30, 2005. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005, which vest in three equal annual installments beginning on April 20, 2006. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2006, options to purchase 70,833 shares of our common stock have been vested.  If Mr. Hall’s employment is terminated other than by him without Good Reason, other than by our Manager for Cause, and other than by reason of death or Disability, the options that would otherwise be exercisable during the two-year period following the date of termination will become exercisable on such date (79,167 shares) and the options that have become exercisable will remain exercisable for six months following the date of termination. The value of such accelerated options is $1,177,129 based on the price of $30.89 per share of our common stock on December 31, 2006 and exercise prices of $15.00 per share (with respect to 62,500 shares) and $19.85 per share (with respect to 16,667 shares).  In the event Mr. Hall’s employment is terminated by reason of death or Disability, the options that would otherwise become exercisable during the six-month period following the date of termination will become exercisable on such date, and if such six-month period would end before the next vesting date, a pro rata portion of the unexercisable options (39,583 shares) that otherwise would become exercisable on such date will become exercisable on the date of termination. In addition, any portion of the options that have become exercisable will remain exercisable until the earlier of (i) the expiration date of the option and (ii) the second January 1 following the date of termination. The value of such accelerated options is $588,559 based on the price of $30.89 per share of our common stock on December 31, 2006 and exercise prices of $15.00 per share (with respect to 31,250 shares) and $19.85 per share (with respect to 8,333 shares). If Mr. Hall is terminated by our Manager for Cause, he will not be entitled to exercise any options after the date of termination; provided, however, in the event that our Manager terminates Mr. Hall for failure to competently perform his duties or Mr. Hall terminates his employment without Good Reason, options that have become exercisable will remain exercisable for three months following the date of termination (but in no event after the expiration date of the option).

Robert F. Foley.   Mr. Foley received an option to purchase 140,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, which vest in four equal annual installments beginning on June 30, 2005. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005, which vest in three equal annual installments beginning on April 20, 2006. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2006, options to purchase 78,333 shares of our common stock have been vested. If Mr. Foley’s employment is terminated other than by him without Good Reason, other than by our Manager for Cause, and other than by reason of death or Disability, the options that would otherwise be exercisable during the two-year period following the date of termination will become exercisable on such date (86,667 shares) and the options that have become exercisable will remain exercisable for six months following the date of termination. The value of such accelerated options is $1,296,204 based on the price of $30.89 per share of our common stock on December 31, 2006 and exercise prices of $15.00 per share (with respect to 70,000 shares) and $19.85 per share (with respect to 16,667 shares). In the event Mr. Foley’s employment is terminated by reason of death or Disability, the options that would otherwise become exercisable during the six-month period following the date of termination will become exercisable on such date, and if such six-month period would end before the next vesting date, a pro rata portion of the unexercisable options (43,333 shares) that otherwise would become exercisable on such date will become exercisable on the date of termination. In addition, any portion of the options that have become exercisable will remain exercisable until the earlier of (i) the expiration date of the option and (ii) the second January 1 following the date of termination. The value of such accelerated options is $648,146 based on the price of $30.89 per share of our common stock on December 31, 2006 and exercise prices of $15.00 per share (with respect to 35,000 shares) and $19.85 per share (with respect to 8,333 shares). If Mr. Foley is terminated by our Manager for Cause, he will not be entitled to exercise any options after the date of termination; provided, however, in the event that our Manager terminates Mr. Foley for failure to competently perform his duties or Mr. Foley terminates his employment without Good Reason, options that have become exercisable will remain exercisable for three months following the date of termination (but in no event after the expiration date of the option).

Andrew Mathias.   Mr. Mathias received an option to purchase 55,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, which vest in three equal annual installments beginning on June 30, 2005. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, which also vest in three equal annual installments beginning on April 20, 2006. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2006, options to purchase 45,000 shares of our common stock have been vested. If Mr. Mathias is terminated by SL Green for Cause, or by him without Good Reason, all unexercised and unvested options will terminate and expire on the date of termination. In the event Mr. Mathias is terminated by SL Green without Cause, or by him with Good Reason, all of his unvested stock options (35,000 shares) will become exercisable on the date of termination resulting in total value to be received of $475,315. Any unexercised stock options granted to Mr. Mathias shall remain exercisable until the second January 2 following the date of termination, or, if earlier, the expiration of the initial applicable term stated at the time of the grant. If Mr. Mathias is terminated in connection with a Change of Control, all of the unvested stock options (35,000 shares) will become exercisable on the date of termination resulting in total value to be received of $475,315. If Mr. Mathias is terminated due to death or Disability, (i) any portion of stock options that would otherwise become exercisable during the six-month period following the date of termination will become exercisable on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unexercisable stock options (26,667 shares) that otherwise would become exercisable on such date will be exercisable on the date of termination resulting in total value to be received of $383,324. Furthermore, upon such disability or death, any vested unexercised stock options granted to Mr. Mathias shall remain vested and exercisable until the earlier of (i) the date on which the term of such stock options otherwise would have expired, or (ii) the second January 1 after the date of termination due to his disability.

Gregory F. Hughes.   Mr. Hughes received an option to purchase 35,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, which vest in three equal annual installments beginning on June 30, 2005. He also received an option to purchase 15,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, which also vest in three equal annual installments beginning on April 20, 2006. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2006, options to purchase 28,333 shares of our common stock have been vested. If Mr. Hughes is terminated by SL Green for Cause, or by him without Good Reason, all unexercised and unvested options will terminate and expire on the date of termination. In the event Mr. Hughes is terminated by SL Green without Cause, or by him with Good Reason, all of his unvested stock options (21,667 shares) will become exercisable on the date of termination resulting in total value to be received of $295,789. Any unexercised stock options granted to Mr. Hughes shall remain exercisable until the second January 2 following the date of termination, or, if earlier, the expiration of the initial applicable term stated at the time of the grant. If Mr. Hughes is terminated in connection with a Change of Control, all of the unvested stock options (21,667 shares) will become exercisable on the date of termination resulting in a total value to be received of $295,789. If Mr. Hughes is terminated due to death or Disability, (i) any portion of stock options that would otherwise become exercisable during the six-month period following the date of termination will become exercisable on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unexercisable stock options (16,667 shares) that otherwise would become exercisable on such date will be exercisable on the date of termination resulting in a total value to be received of $240,589. Furthermore, upon such disability or death, any vested unexercised stock options granted to Mr. Hughes shall remain vested and exercisable until the earlier of (i) the date on which the term of such stock options otherwise would have expired, or (ii) the second January 1 after the date of termination due to his disability.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	830,001	$18.02	1,212,840
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	830,001	$18.02	1,212,840

(1)                Includes information related to our 2004 Equity Incentive Plan.

Equity Incentive Plan

At the July 2004 meeting of our Board of Directors, our Board adopted, and our stockholders ratified, a long-term, ten-year compensation program for certain co-leased employees, directors, officers, advisors, consultants and other personnel, including our Manager and employees of our Manager and SL Green, and any of our joint venture affiliates or those of SL Green. Of the options or stock that have not been granted at the time of the initial public offering, our Compensation Committee shall have the right to make such awards in the form of equity incentive compensation on such terms as our Compensation Committee may deem appropriate. Our Compensation Committee has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards, to determine the eligibility of certain co-leased employees, directors, officers, advisors, consultants and other personnel, including our Manager and employees of our Manager and SL Green, and any of our joint venture affiliates or those of SL Green to receive an award, to determine the number of shares of common stock to be converted by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to awards; provided, however, that the Company may not delegate its authority and duties with respect to awards that have been, or will be, granted to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Credit Officer or President or any Executive Vice President of the Company.

Subject to adjustment upon certain corporate transactions or events, up to a maximum of 6,250,000 shares, but not more than 10% of the common stock outstanding at the time of the grant, may be subject to stock options, restricted stock, phantom stock and dividend equivalent rights under the equity incentive plan. The maximum number of shares of common stock that may underlie awards, other than options, to any eligible person in any one year, shall not exceed 200,000. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 300,000 shares of our common stock in one year. Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the equity incentive plan. If an option or other award granted under the equity incentive plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless the equity incentive plan is previously terminated by our Board of Directors, no new award may be granted under the equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors. No award may be granted under our equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of our outstanding common stock. At December 31, 2006, approximately 1,212,840 shares of common stock were available for issuance under the Equity Incentive Plan.

Outperformance Plan

In June 2005, our Compensation Committee approved a long-term incentive compensation program, the 2005 Outperformance Plan. Participants in the 2005 Outperformance Plan, all of whom are co-leased employees, will share in a “performance pool” if our total return to stockholders for the period from June 1, 2005 through May 31, 2008 exceeds a cumulative total return to stockholders of 30% during the measurement period over a base share price of $20.21 per share. The size of the pool will be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum limit equal to the lesser of 4% of our outstanding shares and units of limited partnership interest as of the end of the performance period, or 1,200,000 shares. If our total return to stockholders from June 1, 2005 to any subsequent date exceeds 80% and remains at that level or higher for 30 consecutive days, then a minimum performance pool will be established. In the event the potential performance pool reaches the maximum dilution cap before May 31, 2008 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed on the last day of such 30 day period. Each participant’s award under our 2005 Outperformance Plan is designated as a specified percentage of the aggregate performance pool to be allocated to such participant assuming the 30% benchmark is achieved. Individual awards under our 2005 Outperformance Plan will be made in the form of partnership units, or LTIP Units, that may ultimately become exchangeable for shares of our common stock or cash, at our election. Under the 2005 Outperformance Plan, LTIP Units have been granted and additional LTIP Units may be granted in the future prior to the determination of the performance pool; however, they will only vest upon satisfaction of performance and other thresholds, and will not be entitled to distributions until after the performance pool, or minimum performance pool, is established. Our 2005 Outperformance Plan provides that if a pool is established, each participant will also be entitled to the distributions that would have been paid on the number of LTIP Units earned, had they been issued at the beginning of the performance period. Those distributions will be paid in the form of additional LTIP Units. Once a performance pool has been established, the earned LTIP Units will receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on our common stock, whether or not they are vested. Any LTIP Units that are not earned upon the establishment of the performance pool will be automatically forfeited, and the LTIP Units that are earned will be subject to time-based vesting, with 50% of the LTIP Units earned vesting in May 2009 and the balance vesting one year later based on continued employment with our Manager or SL Green. In the event of a change in control of our company prior to June 1, 2006, the performance period will be shortened to end on a date immediately prior to such event and the cumulative stockholder return benchmark will be adjusted on a pro rata basis. In the event of a change in control of our company on or after June 1, 2006 but before May 31, 2008, the performance pool will be calculated assuming the performance period ended on May 31, 2008 and the total return continued at the same annualized rate from the date of the change in control to May 31, 2008 as was achieved from June 1, 2005 to the date of the change in control; provided that the performance pool may not exceed 200% of what it would have been if it was calculated using the total return from June 1, 2005 to the date of the change in control and a pro rated benchmark. In either case, the performance pool will be formed as described above if the adjusted benchmark target is achieved and fully vested awards will be issued. If a change in control occurs after the performance period has ended, all unvested awards issued under the 2005 Outperformance Plan will fully vest upon the change in control.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our co-leased employees participate on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, as of March 20, 2007, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers who is not a director and (4) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•                    all shares the investor actually owns beneficially or of record;

•                    all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•                    all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name**	Amount And Nature of Beneficial Ownership of Common Stock		Percent of Total(1)
SL Green Realty Corp. and SL Green Operating Partnership, L.P.	6,418,333	(2)	24.7%
Stephen L. Green	139,333	(3)	*
Marc Holliday	226,666	(4)	*
Hugh F. Hall	94,583	(5)	*
Robert R. Foley	126,666	(6)	*
Andrew Mathias	181,332	(7)	*
Gregory F. Hughes	83,333	(8)	*
Allan J. Baum	21,424	(9)	*
Jeffrey E. Kelter	20,799	(10)	*
Paul J. Konigsberg	27,334	(11)	*
Charles S. Laven	19,545	(12)	*
Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc.	2,200,000	(13)	8.5%
Neuberger Berman, LLC	1,993,500	(14)	7.6%
All Directors and Executive Officers as a Group (10 Persons)	941,015		3.6%

                   *  Less than 1% of class.

              **  Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170-1881.

             (1)  As of March 20, 2007, 26,034,056 shares of common stock were outstanding.

             (2)  Based solely on information contained in Schedule 13G filed jointly by SL Green and SL Green Operating Partnership, L.P. on April 6, 2007. SL Green and SL Green Operating Partnership, L.P. has shared voting and dispositive power over 6,418,333 shares of common stock.

             (3)  Includes 33,333 shares of common stock issuable upon exercise of options.

             (4)  Includes 41,666 shares of common stock issuable upon exercise of options. Excludes all LTIP Units issued under the 2005 Outperformance Plan.

             (5)  Includes 8,333 shares of common stock issuable upon exercise of options. Excludes all LTIP Units issued under the 2005 Outperformance Plan.

             (6)  Includes 51,666 shares of common stock issuable upon exercise of options. Excludes all LTIP Units issued under the 2005 Outperformance Plan.

             (7)  Includes 34,999 shares of common stock issuable upon exercise of options. Excludes all LTIP Units issued under the 2005 Outperformance Plan.

             (8)  Includes 21,667 shares of common stock issuable upon exercise of options. Excludes all LTIP Units issued under the 2005 Outperformance Plan.

             (9)  Includes 11,666 shares of common stock issuable upon exercise of options and 7,258.24 phantom units.

        (10)  Includes 11,666 shares of common stock issuable upon exercise of options and 6,633.55 phantom units.

        (11)  Includes 11,666 shares of common stock issuable upon exercise of options and 5,168.68 phantom units.

        (12)  Includes 11,666 shares of common stock issuable upon exercise of options and 3,879.56 phantom units.

        (13)  The business address for this stockholder is 280 Park Avenue, 10th Floor, New York, NY 10017. Based solely on information contained in a Schedule 13G filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. (collectively, “Cohen & Steers”) on February 13, 2007. Cohen & Steers has sole voting power over 2,200,000 shares of common stock and sole dispositive power over 2,200,000 shares of common stock. Cohen & Steers Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act and a wholly owned subsidiary of Cohen & Steers, Inc.

        (14)  The business address for this stockholder is 605 Third Avenue, New York, NY 10158-3698. Based solely on information contained in a Schedule 13F filed on February 14, 2007. Neuberger Berman, LLC has sole voting and dispositive power over 1,993,500 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis, except that Mr. Konigsberg, one of our directors, did not timely file one Form 4 to report one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the Nominating and Corporate Governance Committee.

If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with the Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Management Agreement

In connection with our initial public offering, we entered into a Management Agreement with our Manager, which was subsequently amended and restated in April 2006. The Amended and Restated Management Agreement provides for a term through December 2009 with automatic one-year extension options and is subject to certain termination rights. We pay our Manager an annual management fee equal to 1.75% of our gross stockholders equity, which is defined as the aggregate gross proceeds from sales of our operating partnership’s common and preferred equity capital, inclusive of the aggregate gross proceeds from the sales of trust preferred securities and from the sales of any securities we issue that do not constitute indebtedness on our financial statements in accordance with generally accepted accounting principles. We incurred expenses to our Manager under the Management Agreement of an aggregate of approximately $10,147,000, $6,337,000 and $1,349,000 for the years ended December 31, 2006 and 2005 and the period from April 12, 2004 (formation) through December 31, 2004, respectively.

At December 31, 2006, the majority of the Class B limited partner interests were owned by our Manager and SL Green Operating Partnership, L.P. Interests were also held by certain officers and employees of SL Green, some of whom are among our executive officers, which interests are subject to performance thresholds. To provide an incentive for our Manager to enhance the value of our common stock, the holders of the Class B limited partner interests of the Operating Partnership are entitled to an incentive return equal to 25% of the amount by which funds from operations (as defined in the partnership agreement of the Operating Partnership) plus certain accounting gains exceed the product of our weighted average stockholders’ equity (as defined in the partnership agreement of the Operating Partnership) and 9.5% (divided by 4 to adjust for quarterly calculations). We will record any distributions on the Class B limited partner interests as an incentive distribution expense in the period when earned and when payments of such amounts have become probable and reasonably estimable in accordance with the partnership agreement. We incurred approximately $7,609,000 and $2,276,000 of incentive distribution expense for the years ended December 31, 2006 and December 31, 2005, respectively.

Asset Servicing Agreement and Outsourcing Agreement

We are obligated to reimburse our Manager for its costs incurred under an Asset Servicing Agreement between our Manager and an affiliate of SL Green Operating Partnership, L.P. and a separate Outsourcing Agreement between our Manager and SL Green Operating Partnership, L.P. The Asset Servicing Agreement, which was amended and restated in April 2006, provides for an annual fee payable to SL Green Operating Partnership, L.P. by us of 0.05% of the book value of all credit tenant lease assets and non-investment grade bonds and 0.15% of the book value of all other assets. The asset servicing fee may be reduced by SL Green Operating Partnership, L.P. for fees paid directly to outside servicers by us. The Outsourcing Agreement currently provides for an annual fee payable by us, which fee is currently $1,326,000 per year, increasing 3% annually over the prior year on the anniversary date of the outsourcing agreement in August of each year. For the years ended December 31, 2006 and 2005 and the period from April 12, 2004 (formation) through December 31, 2004, we realized expense of approximately $1,304,000, $1,266,000 and $521,000, respectively, to our Manager under the Outsourcing Agreement. For the years ended December 31, 2006 and 2005 and the period from April 12, 2004 (formation) through December 31, 2004, we realized expense of approximately $2,349,000, $1,037,000 and $95,000, respectively, to our Manager under the Asset Servicing Agreement.

Collateral Management Agreement

In connection with the closing of our first collateralized debt obligation, or CDO, in July 2005, the Issuer, Gramercy Real Estate CDO 2005-1 Ltd., entered into a Collateral Management Agreement with our Manager. Pursuant to the Collateral Management Agreement, our Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The Collateral Management Agreement provides for a senior collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.15% per annum of the net outstanding portfolio balance, and an additional subordinate collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.25% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. As compensation for the performance of its obligations as collateral manager under the first CDO, our Board of Directors has allocated to our Manager the subordinate collateral management fee paid on securities not held by us. At December 31, 2006, we owned all of the non-investment grade bonds, preferred equity and equity in both CDOs. The senior collateral management fee and balance of the subordinate collateral management fee is allocated to us. For the years ended December 31, 2006 and 2005, we realized expense of $2,065,000 and $944,000, respectively, to our Manager under such Collateral Management Agreement.

Collateral manager fees paid on our CDO that closed in August 2006 are governed by the Amended and Restated Management Agreement as a “transitional managed” CDO, as defined in the Amended and

Restated Management Agreement, consisting primarily of debt investments secured by non-stabilized real estate. The Amended and Restated Management Agreement provides that in connection with formations of collateralized debt obligations or other securitization vehicles after the execution of the Amended and Restated Management Agreement, if a collateral manager is retained, our Manager or an affiliate will be the collateral manager and will receive the following fees:  (i) 0.25% per annum of the book value of the assets owned for “transitional managed” CDOs, (ii) 0.15% per annum of the book value of the assets owned for “non-transitional managed” CDOs, (iii) 0.10% per annum of the book value of the assets owned for static CDOs that own primarily non-investment grade bonds, and (iv) 0.05% per annum of the book value of the assets owned for static CDOs that own primarily investment grade bonds; limited in each instance by the fees that are paid to the collateral manager. The balance of the fees paid by the CDOs for collateral management services are paid to us. For the year ended December 31, 2006, we realized expense of $803,000 to our Manager under this agreement.

Private Placement Transaction

In connection with the 5,500,000 shares of common stock that were sold on December 3, 2004 and settled on December 31, 2004 and January 3, 2005 in a private placement, we agreed to pay the Manager a fee of $1,000,000 as compensation for financial advisory, structuring and costs incurred on our behalf. This fee was recorded as a reduction in the proceeds of the private placement. Apart from legal fees and stock clearing charges totaling $245,000, no other fees were paid by us to an investment bank, broker/dealer or other financial advisor in connection with the private placement, resulting in total costs of 1.3% of total gross proceeds.

One Madison Avenue

On April 29, 2005, we closed on a $57,503,000 initial investment in a joint venture with SL Green to acquire, own and operate the South Building located at One Madison Avenue, New York, New York, or the Property. The joint venture, which was created to acquire, own and operate the Property, is owned 45% by a wholly-owned subsidiary of us and 55% by a wholly-owned subsidiary of SL Green. The joint venture interests are pari passu. Also on April 29, 2005, the joint venture completed the acquisition of the Property from Metropolitan Life Insurance Company for the purchase price of approximately $802,800,000 plus closing costs, financed in part through a $690,000,000 first mortgage loan on the Property. The Property comprises approximately 1.2 million square feet and is almost entirely net leased to CS, pursuant to a lease with a 15-year remaining term.

Leases

We executed a lease commencing on May 1, 2005 with SLG Graybar Sublease LLC, an affiliate of SL Green, for our corporate offices at 420 Lexington Avenue, New York, New York. The lease is for approximately five thousand square feet with an option to lease an additional approximately two thousand square feet, carries a term of ten years, and includes rents on the entire seven thousand square feet of approximately $249,000 per annum for year one rising to $315,000 per annum in year ten. For the years ended December 31, 2006 and 2005 we paid $252,000 and $90,000, respectively, under this lease.

Messenger Services

Bright Star Couriers LLC provides messenger services to us. Bright Star is owned by Gary Green, a son of Stephen L. Green, Chairman of our Board of Directors. The aggregate amount of fees paid by us for such services for the years ended December 31, 2006 and 2005 and the period from April 12, 2004 (formation) through December 31, 2004 was approximately $7,000, $3,000, and less than $1,000, respectively.

SL Green Operating Partnership, L.P. and SL Green Realty Corp. Interests in Gramercy Investments

SL Green Operating Partnership, L.P. is an equity holder in the joint venture that is the borrower on an investment with a book value of $29,026,000 as of December 31, 2005. This investment was repaid in August 2006.

On July 14, 2005, we closed on the purchase from an SL Green affiliate of a $40,000,000 mezzanine loan which bears interest at 11.20%. As part of that sale, the seller retained an interest-only participation. We have determined that the yield on our mezzanine loan after giving effect to the interest-only participation retained by the seller is at market. The mezzanine loan is secured by the equity interests in an office property in New York, New York.

On February 27, 2006, we closed on the purchase of a $90,000,000 whole loan, which bears interest at one-month LIBOR plus 2.15%, to a joint venture in which SL Green is an equity holder. The loan is secured by 55 Corporate Drive in Bridgewater, New Jersey. The loan was repaid in full in June 2006 with the proceeds from new mortgage financing obtained in connection with the sale of the property, 49.75% of which is now owned by us through a tenancy-in-common, or TIC, structure.

On March 17, 2006, we closed on the purchase of a $25,000 mezzanine loan, which bears interest at one-month LIBOR plus 8.00%, to a joint venture in which SL Green is an equity holder. The loan was repaid in full on May 9, 2006, when we originated a $90,287 whole loan, which bears interest at one-month LIBOR plus 2.75%, to the joint venture. The loan is secured by office and industrial properties in northern New Jersey and has a book value of $90,049 as of December 31, 2006.

On June 7, 2006, we closed on the acquisition of a 49.75% TIC interest in 55 Corporate Drive, located in Bridgewater, New Jersey with a 0.25% interest to be acquired in the future. The remaining 50% of the property is owned as a TIC interest by an affiliate of SL Green Operating Partnership, L.P. The property is comprised of three buildings totaling approximately six hundred and seventy thousand square feet which is 100% net leased to an entity whose obligations are guaranteed by Sanofi-Aventis Group through April 2023. The transaction was valued at $236,000,000 and was financed with a $190,000,000 10-year, fixed-rate first mortgage loan.

On August 1, 2006, we acquired from a financial institution a 50% pari passu interest in a $65,000,000 preferred equity investment secured by an office property in New York, New York. An affiliate of SL Green simultaneously acquired and owns the other 50% pari passu interest. The investment bears interest at a blended fixed rate of 10.52%.

On December 20, 2006, we acquired from a financial institution a pari passu interest of $125,000,000 in a $200,000,000 mezzanine loan, which bears interest at 6.384% and is secured by a multi-family portfolio in New York, New York. An affiliate of SL Green simultaneously acquired the remaining $75,000,000 pari passu interest in the mezzanine loan.

During the year ended December 31, 2006, we earned fees of $163,000 from SL Green representing SL Green’s proportionate share of fees for financing and structural advisory services related to a specific potential transaction.

Purchases of Common Stock

In connection with our incorporation, a subsidiary of SL Green purchased 500,000 shares of our common stock for $200,000, or $0.40 per share, as our initial capitalization. The purchase price represented the estimated fair value of such shares at the time of formation. On August 2, 2004, SL Green purchased 3,125,000 shares, or 25% of the shares sold in our initial public offering, at $15.00 per share. SL Green also has the right to purchase 25% of any shares of stock sold in future offerings. On December 31,

2004 and January 3, 2005, we completed the private offering and sale of common stock pursuant to purchase and sale agreements we entered into on December 3, 2004. Various institutional investors directly acquired 4,225,000 shares of common stock and an additional 1,275,000 shares of common stock were sold to SL Green Operating Partnership, L.P., an affiliate of SL Green Realty Corp. pursuant to its contractual right to choose to maintain a 25% ownership interest in our outstanding shares of common stock.

On September 14, 2005, we sold 3,833,333 shares of common stock, at a price of $25.80 per share, under our $350 million shelf registration statement declared effective in August 2005. A total of 2,875,000 shares were sold through a public offering and an additional 958,333 shares were sold to SL Green Operating Partnership, L.P. pursuant to its contractual right to choose to maintain a 25% ownership interest in our outstanding shares of common stock.

On May 16, 2006, we sold 3,000,000 shares of our common stock, at a price of $26.75 per share. A total of 2,250,000 shares were sold through a public offering and an additional 750,000 shares were sold to SL Green Operating Partnership, L.P. pursuant to its contractual right to choose to maintain a 25% ownership interest in the outstanding shares of our common stock. After this offering, SL Green Operating Partnership, L.P. owned 6,418,333 shares of our common stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with each of the purchasers in the private placement transaction mentioned above whereby we agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares we sold in the private placement. We entered into an Amended and Restated Registration Rights Agreement with SL Green Operating Partnership, L.P. whereby we agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares we sold in the private placement. On August 31, 2005, we filed a registration statement relating to such shares, which was declared effective by the SEC on September 16, 2005.

On April 19, 2006, we also entered into a Second Amended and Restated Registration Rights Agreement with SL Green Operating Partnership, L.P. This Agreement was amended to reflect the rules adopted by the SEC effective December 1, 2005 and modified to limit to two the number of times per year that we or an underwriter of our securities is permitted, as holder of the registrable securities, to cause SL Green Operating Partnership, L.P. to delay any offer or sale of such registrable securities.

Origination Agreement

We entered into an Amended and Restated Origination Agreement with SL Green on April 19, 2006 that is effective during the term of the Management Agreement. Pursuant to this agreement, SL Green will not originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments include debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. SL Green has also agreed not to acquire, originate or participate in preferred equity investments which bear a fixed rate of return in the United States, unless we have determined not to pursue that opportunity.

Under the agreement, SL Green has the following rights:

(a)   to retain any fixed income investments and/or preferred equity investments it owned or committed to own as of April 19, 2006 and any fixed income investments and/or preferred equity investments owned or committed to be owned, as of the date of a business combination, change of control or other similar transaction, by companies that are acquired by SL Green or with the respect to which SL

Green engages in such a transaction, provided, however, that SL Green shall not acquire companies or businesses engaged primarily in Gramercy’s primary business activities;

(b)   to originate, acquire or participate in fixed income investments and/or preferred equity investments in connection with the sale, recapitalization or restructuring (however characterized) of any fixed income investment, preferred equity investment or interest in real property which SL Green owns at any given time;

(c)   to originate, acquire or participate in fixed income and/or preferred equity investments that provide a rate of return tied to the or measured by cash flow, appreciation or both of the underlying real property or interests in real property;

(d)   to originate, acquire or participate in any distressed debt, where there is a payment default, an acceleration, bankruptcy or foreclosure, when a default is highly likely because the loan-to-value ratio is over 100% or when the debt service exceeds the available cash flow from the underlying collateral or of the borrower both on a current and projected basis; and

(e)   to modify, amend, supplement, extend, refinance or restructure any portion of the investments in item (a), (b), (c) or (d) above including, but not limited to, changes in principal, additional investment, rate of return, maturity or redemption date, lien priority, collateral, return priority, guarantor and/or borrower.

We have agreed that we will not:

•       acquire real property or interests in real property located in metropolitan New York and Washington, D.C. (except by foreclosure or similar conveyance resulting from a fixed income investment);

•       originate, acquire or participate in any investments described in (c) above or distressed debt, in each case where more than 75% of the value of the underlying collateral is real property or interests in real property located in metropolitan New York or Washington, D.C.; and

•       originate, acquire or participate in any investments described in item (b) or (e) above.

We have also agreed that, when we acquire direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, SL Green will have the right to purchase the property at a price equal to our unpaid asset balance on the date we foreclosed or acquired the asset, plus unpaid interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by us directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an “exit fee” (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of SL Green’s purchase. We refer to this amount as “Par Value.” If we seek to sell the asset and receive a bona fide third party offer to acquire the asset for cash that we desire to accept, SL Green may purchase the asset at the lower of the Par Value or the third party’s offer price. If the asset is not sold within one year, SL Green has the right to purchase the property at its appraised value. The appraised value will be determined as follows: we will select an appraiser and SL Green will select an appraiser, who will each appraise the property. These two appraisers jointly will select a third appraiser, who will then choose one of the two appraisals as the final appraised value. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that SL Green may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, we may not receive the same value on the sale of such assets as we might receive from an independent third party submitting an offer through a competitive bidding process.

SL Green has a right of first offer to acquire any distressed debt which we decide to sell.

If at any time SL Green plans to sell to a third party any fixed income investment or preferred equity investment, we will have the right to purchase the offered investment within ten business days on the terms and conditions offered by the third party. If SL Green is required to obtain any other party’s consent in connection with the sale of any investment, our right of first offer will be subject to such consent. If we choose not to exercise our right to purchase the offered investment, SL Green has the right to sell it to a third party within six months at not less than 99% of the price offered to us. If the investment is not sold within six months, it will again be subject to our right of first offer.

Under this agreement, we agreed to sell to SL Green 25% of the shares sold in our initial public offering. No underwriting discount or commission was paid in connection with the shares sold to SL Green. We have also agreed that, during the term of this origination agreement, SL Green will have the right to purchase 25% of the shares in any future offering of common stock, at the same price as other purchasers, in order to maintain its percentage ownership interest in us after our initial public offering. This right will also apply to issuances of units in our operating partnership.

In the event the Management Agreement is terminated for cause by us or if neither SL Green nor any of its affiliates shall be the managing member of our Manager, then the non-compete provisions in the origination agreement will survive such termination for a period of one year with respect only to potential investments by us as to which our Manager has commenced due diligence.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co., Inc. at an aggregate estimated cost of $3,500 plus out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2008 annual meeting of stockholders must be received by our Secretary no later than March 10, 2008 in order to be considered for inclusion in our proxy statement relating to the 2008 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be presented at the 2008 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after September 24, 2007 and on or before March 10, 2008, unless the 2008 annual meeting of stockholders is scheduled to take place before May 17, 2008 or after July 23, 2008. Our Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the anniversary date, such nominations or proposals must be delivered to us not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to:  Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn:  Andrew S. Levine, Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify us, by directing your written request to: Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Andrew S. Levine, Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

Other Matters

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

/s/ ANDREW S. LEVINE
Andrew S. Levine
Secretary

New York, New York
April 16, 2007

GRAMERCY CAPITAL CORP.
420 Lexington Avenue
New York, New York 10170-1881

Proxy for Annual Meeting of Stockholders to be held on May 24, 2007

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Stephen L. Green and Andrew S. Levine and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Gramercy Capital Corp. held of record by the undersigned as of the close of business on March 20, 2007, on behalf of the undersigned at the annual meeting of stockholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, at 9:30 a.m., local time, on Thursday, May 24, 2007, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is given, this proxy will be voted FOR the nominees of our Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.  In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof.  A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and return promptly in the enclosed envelope.	SEE REVERSE SIDE

☒           Please mark your votes as in this example.

1.                                       To elect three Class III Directors of our company to serve until our 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:	Marc Holliday
Paul J. Konigsberg
Charles S. Laven

FOR ALL	WITHHOLD ALL	FOR ALL
(except as marked to the contrary
☐	☐	below)
☐

Withhold my vote for ____________________________________________ as Class III Director.

2.                                       To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.                                       To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholder, the proxy statement with respect thereof and our annual report to stockholders with respect to our 2006 fiscal year and hereby revoke(s) any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is exercised.

☐                                    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:	Date:	Signature:	Date:
If Held Jointly

Note:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Change of Address: